EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Announces Governance Changes, Appoints New Chairman and Expands Board to Nine Members

•	Sets Mandatory Retirement Age and Tenure Limit
•	James Herbert England appointed Chairman of the Board of Directors
•	Two New Appointments to the Board of Directors

DANBURY, CT -- November 13, 2018- - FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in delivering clean, innovative and affordable fuel cell solutions for the supply, recovery and storage of energy, today announced a number of changes to its Board of Directors and certain new corporate governance principles.

As part of the Company’s commitment to good corporate governance practices and principles, and in furtherance of Board refreshment initiatives, the FuelCell Energy Board of Directors has adopted a mandatory director retirement age of 75 and set a director term limit of 12 years, subject to certain exceptions necessary to ensure an orderly transition of Board members and leadership positions.

James Herbert England has been appointed the new Chairman of the Board of Directors, replacing John Rolls, who has served on the Board of Directors of FuelCell Energy since 2000 (and will continue to serve on the Board of Directors), served as Lead Independent Director from 2007 – 2011, and has been Chairman since 2011. Mr. England has extensive management and board of director experience, including as a director of Enbridge Energy Company, Inc., bringing deep insight into the energy industry and an in-depth knowledge of corporate and international finance. Joining the FuelCell Energy Board of Directors are Jason Few and Christina Lampe-Onnerud. Committee memberships are also being adjusted with the addition of the new directors.

“As a long-standing member of the Board of Directors and Chairman of the Board since 2011, John Rolls has played a key role in shaping FuelCell Energy and has ensured its strategic positioning for growth,” stated Herb England, newly appointed Chairman of the Board. “His extensive finance and leadership background have been and will continue to be extremely valuable for our company. John has served with honor and distinction, working tirelessly to promote the Company and in pursuit of the advanced deployment of solutions utilizing stationary fuel cell technology. We thank John for his dedicated service, and look forward to his continued participation on the Board.”

“Additionally, we are pleased to welcome Jason and Christina as new independent directors to the FuelCell Energy board,” added Mr. England. “They are joining FuelCell Energy at a very exciting time as we work to execute on our record backlog, compete and win new projects, and continue to develop revolutionary technology in areas of carbon capture, distributed hydrogen and long duration energy storage. The addition of these directors complements and enhances our Board of Directors’ skills and experiences and increases our connection to energy markets and companies, and we are confident that they will all provide valuable perspectives as we continue our focus on execution.”

About Jason Few

Jason Few, 52, has over 30 years of experience increasing enterprise value for Global Fortune 500 and privately held technology, telecommunication, and energy firms. Currently, Jason is President of Sustayn Analytics LLC, a cloud-based software waste and recycling optimization company. Jason has overseen transformational opportunities across the technology and industrial energy sectors, including with Continuum Energy, NRG Energy, and Reliant Energy, as well as with multi-brand, multi-product line consumer services companies such as Motorola, SBC and NCR Corporation. Jason brings a track record of successfully launching new business platforms, as well as driving accelerated growth. He is active in his community serving on the boards of Memorial Hermann Hospital, the American Heart Association, and the St. John’s School Investment Committee.  Jason earned a bachelor’s degree in computer systems in business from Ohio University. He received an MBA from Northwestern University’s J.L. Kellogg Graduate School of Management.

Jason Few will serve on the Company’s Audit and Finance Committee and Compensation Committee.

About Christina Lampe-Onnerud

Christina Lampe-Onnerud, 51, is Co-founder, Chairman and Chief Executive Officer of Cadenza Innovation, Inc., an award-winning provider of safe, low cost, high-performance lithium-ion-based (Li-ion) energy storage technology platforms for license to battery manufacturers. She is a recognized corporate strategist with extensive leadership experience in building technology-based businesses from inception to rapid revenue growth. Christina is also widely acknowledged in the global energy storage industry, with career experience with firms such as Boston-Power, Inc., Arthur D. Little, Inc., and Bell Communications Research, Inc. She has extensive global experience, including in the United States, European Union and Asia, and is fluent in Swedish and conversational in German.  Christina is a graduate of Uppsala University in Sweden, where she earned a BS in Chemistry and Calculus, as well as a Ph.D. in Inorganic Chemistry. She is a Post-Doctoral Fellow at MIT in Cambridge, Massachusetts.

Christina Lampe-Onnerud will serve on the Company’s Compensation Committee and Nominating and Corporate Governance Committee.

FuelCell Energy’s Board regularly evaluates its composition to ensure it includes the appropriate skill, experience and perspective necessary to drive growth of the business and for the shareholders.  With the expansion of the Board and these director additions, FuelCell Energy’s Board of Directors will presently be composed of 8 directors, 6 of which are independent directors.

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL) delivers efficient, affordable and clean solutions for the supply, recovery and storage of energy.  We design, manufacture, undertake project development of, install, operate and maintain megawatt-scale fuel cell systems, serving utilities and industrial and large municipal power users with solutions that include both utility-scale and on-site power generation, carbon capture, local hydrogen production for transportation and industry, and long duration energy storage.  With SureSource™ installations on three continents and millions of megawatt hours of ultra-clean power produced, FuelCell Energy is a global leader in designing, manufacturing, installing, operating and maintaining environmentally responsible fuel cell power solutions.  Visit us online at www.fuelcellenergy.com and follow us on Twitter @FuelCell_Energy.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Contact:	Contact: FuelCell Energy 203.205.2491 ir@fce.com Source: FuelCell Energy

# # # #